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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                December 31, 2003


                        Annaly Mortgage Management, Inc.
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             (Exact Name of Registrant as Specified in its Charter)



           Maryland                    1-13447                   22-3479661
           ---------                   -------                   ----------
 State or Other Jurisdiction         (Commission              (I.R.S. Employer
       Of Incorporation)             File Number)            Identification No.)



      1211 Avenue of the Americas
              Suite 2902
          NEW YORK, NEW YORK                                           10036
          ------------------                                           -----
    (Address of Principal Executive                                  (Zip Code)
               Offices)


       Registrant's telephone number, including area code: (212) 696-0100


                                   No Change
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         (Former Name or Former Address, if Changed Since Last Report)


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 Item 5.  Other Events and Required FD Disclosure.


     On December 31, 2003, Annaly Mortgage Management, Inc. issued a press release announcing its agreement to acquire Fixed Income Discount Advisory Company. A copy of the press release is furnished as Exhibit 99.1 to this report and a copy of the Agreement and Plan of Merger, dated December 31, 2003, by and among Annaly Mortgage Management, Inc., Fixed Income Discount Advisory Company, FDC Merger Sub, Inc., Michael A.J. Farrell, Wellington J. Denahan, Jennifer S. Karve, Kathryn F. Fagan, Jeremy Diamond, Ronald D. Kazel, Rose-Marie Lyght, Kristopher R. Konrad, and James P. Fortescue is furnished as Exhibit 99.2 to this report.

SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ANNALY MORTGAGE MANAGEMENT, INC.



                                      By: /S/ Kathryn Fagan
                                          --------------------------------------
                                          Name:  Kathryn Fagan
                                          Title: Chief Financial Officer



Dated: January 2, 2004



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                                  EXHIBIT INDEX



EXHIBIT NO.                   DESCRIPTION


99.1 Press Release, dated December 31, 2003, issued by Annaly Mortgage Management, Inc.

99.2 Agreement and Plan of Merger, dated December 31, 2003, by and among Annaly Mortgage Management, Inc., Fixed Income Discount Advisory Company, FDC Merger Sub, Inc., Michael A.J. Farrell, Wellington
                              J. Denahan, Jennifer S. Karve, Kathryn F. Fagan, Jeremy Diamond, Ronald D. Kazel, Rose-Marie Lyght, Kristopher R. Konrad, and James P. Fortescue